FOR IMMEDIATE RELEASE             Contact Information
Josh Klaetsch, Investor Relations
Phone : (952) 401-6600
E-mail : IR@centerspacehomes.com

CENTERSPACE ANNOUNCES ENTRANCE INTO THE SALT LAKE CITY MARKET, PLANNED PORTFOLIO TRANSACTIONS, AND QUARTERLY DIVIDEND

MINNEAPOLIS, MN, June 2, 2025 – Centerspace (NYSE: CSR) (the “Company”) announced that on May 30, 2025, it closed on the acquisition of its first community in Salt Lake City, UT, for $149 million. Centerspace has also signed an agreement to acquire a community in Fort Collins, CO, with closing anticipated in mid-June. Additionally, the Company has commenced marketing for sale its entire five-community portfolio in the Saint Cloud, MN, region, and will soon commence marketing for sale several communities from its Minneapolis portfolio.
“These transactions mark the next phase of our corporate evolution as a Midwest and Mountain West focused multifamily REIT,” noted Centerspace President & CEO Anne Olson. “The expansion into the Salt Lake City market furthers our scale in our target geographic exposure while improving our portfolio quality and enhancing our growth profile.”
In Salt Lake City, the newly-acquired Sugarmont is a 341-home community located within the highly desirable Sugar House submarket. The property was built in 2021 and offers easy walkable access to multiple retail, dining, and recreational offerings. The Salt Lake City metropolitan area is a new market for Centerspace and an extension of the Company’s existing Mountain West platform. It features a diverse economic base with a large presence of high-tech, finance, healthcare, and education jobs; a rich cultural dynamic; and easy access to plentiful natural amenities, including the nearby Wasatch Mountain range.
In Fort Collins, Centerspace has signed an agreement for the purchase of a 420-home community, with closing expected in mid-June 2025. The anticipated purchase price is approximately $132 million and will include the assumption of approximately $76 million of long-term, below-market rate mortgage debt.
Centerspace has commenced marketing for sale its five-community portfolio in Saint Cloud, MN. If completed, these sales would mark the Company’s exit from the Saint Cloud market. Centerspace also plans to commence marketing for sale several other communities from its Minneapolis portfolio.
To enhance financial flexibility during these transactions, Centerspace has exercised the accordion feature of its existing line of credit, expanding the borrowing capacity by $150 million to $400 million. Other material terms of the facility are unchanged.
The Company’s previously released earnings guidance did not contemplate any potential acquisitions or dispositions. While the Company does not anticipate a material change to operational performance, it is still evaluating the impact of these transactions on financial results and plans to provide updated guidance in conjunction with its second quarter 2025 earnings release.
Centerspace’s Board of Trustees has declared a regular quarterly distribution of $0.77 per share/unit, payable on July 10, 2025, to common shareholders and unitholders of record at the close of business on June 27, 2025.

About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, the company currently owns 72 apartment communities consisting of 13,353 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, South Dakota, and Utah. Centerspace was named a top workplace for the fifth consecutive year in 2024 by the Minneapolis Star Tribune. For more information, please visit www.centerspacehomes.com.

If you would like more information about this topic, please contact Josh Klaetsch, Investor Relations, at (952) 401-6600 or IR@centerspacehomes.com.

Forward-Looking Statements

Certain statements in this press release are based on the Company’s current expectations and assumptions and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company’s control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, in its subsequent quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.